
HANCOCK FABRICS, INC.                                         EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)
- --------------------------------------------------------------------------
(dollars in thousands, except for
 per share amounts)                                    Year Ended
                                                --------------------------
                                                 January 28,  January 29,
                                                     1996        1996
- --------------------------------------------------------------------------
Primary earnings per share

  Net earnings                                        $8,951      $10,139
                                                 =========================

  Weighted average number of common shares
   outstanding during period                      21,052,327   21,433,771


  Additional shares attributable to common
   stock equivalents                                 227,980       81,009

  Shares attributable to tax effect
   of restricted stock and                           14,092     (396,499)
   related deferred compensation                 -------------------------

                                                  21,294,399   21,118,281
                                                 =========================

  Earnings per share                                   $0.42        $0.48
                                                 =========================

- --------------------------------------------------------------------------

Fully diluted earnings per share

  Net earnings                                        $8,951      $10,139
                                                 =========================

  Weighted average number of common shares
   outstanding during period                      21,052,327   21,433,771


  Additional shares attributable to common
   stock equivalents                                 234,133      125,066

  Shares attributable to tax effect
   of restricted stock and                            14,223     (396,499)
   related deferred compensation                 -------------------------

                                                  21,300,683   21,162,338
                                                 =========================

  Earnings per share                                   $0.42        $0.48
                                                 =========================